Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL YEAR 2015 RESULTS

Newport Beach, CA – March 1, 2016 – American Vanguard Corporation (NYSE:AVD) today announced financial results for the fourth quarter and full year ended December 31, 2015.

Fiscal 2015 Fourth Quarter Financial Highlights – versus Fiscal 2014 Fourth Quarter:

•	Net sales were $84.0 million in Q4 2015 compared to $77.6 million in Q4 2014.

•	Net income was $3.0 million in Q4 2015 compared to $1.8 million in Q4 2014.

•	Earnings per diluted share were $0.10 in Q4 2015 versus $0.06 in Q4 2014.

Fiscal 2015 Financial Highlights – versus Fiscal 2014:

•	Net sales were $289.4 million in FY 2015 compared to $298.6 million in FY 2014.

•	Net income was $6.6 million in FY 2015 compared to $4.8 million in FY 2014.

•	Earnings per diluted share were $0.23 in FY 2015 versus $0.17 in FY 2014.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our performance in 2015 reflects continued financial discipline in the face of difficult industry conditions. Low crop commodity prices have led to reduced farmer/grower profitability and cautious purchasing of all crop inputs, including crop protection products. Despite these market conditions, during 2015, American Vanguard recorded net sales only slightly below those of the prior year, maintained a steady level of business in many markets and generated improved profitability overall.”

Mr. Wintemute continued: “Our efforts to control working capital, manage manufacturing costs and reduce operating expenses have led to greater operating efficiency. As a result, we have experienced significant inventory reductions, improved cash generation and have reduced our debt, even while completing two acquisitions that should serve to strengthen our international business.”

Mr. Wintemute concluded: “While the Ag market prospects for 2016 remain challenging, American Vanguard is well-positioned, in a consolidating industry, to pursue its three main objectives: improving market access through additional product acquisitions and collaborative alliances; advancing technological innovation; and driving operational excellence. We believe that these will be the keys to our success and look forward to keeping our investors well informed as we progress in 2016.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Tuesday, March 1, 2016. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years ended December 31, 2015, 2014 and 2013

(In thousands, except per share data)

	2015	2014	2013
Net sales	$289,382	$298,634	$381,021
Cost of sales	177,480	184,138	209,674

Gross profit	111,902	114,496	171,347
Operating expenses	100,378	107,786	115,612

Operating income	11,524	6,710	55,735
Interest expense, net	2,772	3,153	2,175
Interest capitalized	(210)	(87)	(274)

Income before provision for income taxes and loss on equity investment	8,962	3,644	53,834
Income taxes expense (benefit)	2,009	(451)	18,916

Income before loss on equity investment	6,953	4,095	34,918
Less net loss from equity method investment	(636)	(29)	(986)

Net income	6,317	4,066	33,932
Add back net loss attributable to non-controlling interest	274	775	517

Net income attributable to American Vanguard	$6,591	$4,841	$34,449

Change in fair value of interest rate swaps	—	340	388
Foreign currency translation adjustment	(1,571)	(1,262)	326

Comprehensive income	$5,020	$3,919	$35,163

Earnings per common share—basic	$.23	$.17	$1.22

Earnings per common share—assuming dilution	$.23	$.17	$1.19

Weighted average shares outstanding—basic	28,673	28,436	28,301

Weighted average shares outstanding—assuming dilution	29,237	28,912	28,899

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

(In thousands, except share data)

	2015	2014
Assets
Current assets:
Cash and cash equivalents	$5,524	$4,885
Receivables:
Trade, net of allowance for doubtful accounts of $423 and $166, respectively	72,835	86,027
Other	2,554	2,396

	75,389	88,423

Inventories	136,477	165,631
Prepaid expenses	11,172	13,415
Income taxes receivable	168	5,964
Deferred income tax assets	8,101	8,731

Total current assets	236,831	287,049
Property, plant and equipment, net	47,972	50,026
Intangible assets, net of applicable amortization	129,160	100,211
Other assets	29,576	35,035

	$443,539	$472,321

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of other notes payable	$55	$71
Current installments of other liabilities	514	1,357
Accounts payable	15,343	20,411
Deferred revenue	8,888	898
Accrued program costs	44,371	52,546
Accrued expenses and other payables	7,111	5,962

Total current liabilities	76,282	81,245
Long-term debt and other notes payable, excluding current installments	68,321	98,605
Other liabilities, excluding current installments	3,054	3,309
Deferred income tax liabilities	27,556	28,159

Total liabilities	175,213	211,318

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,638,225 shares in 2015 and 31,550,477 shares in 2014	3,164	3,156
Additional paid-in capital	68,534	66,232
Accumulated other comprehensive loss	(3,541)	(1,970)
Retained earnings	208,507	202,488

	276,664	269,906
Less treasury stock at cost, 2,450,634 shares in 2015 and in 2014	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	268,395	261,637
Non-controlling interest	(69)	(634)

Total stockholders’ equity	268,326	261,003

	$443,539	$472,321

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2015, 2014 and 2013

(In thousands)

	2015	2014	2013
Increase cash
Cash flows from operating activities:
Net income	$6,317	$4,066	$33,932
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed and intangible assets	16,474	16,332	14,845
Amortization of other long term assets	5,275	5,811	4,598
Amortization of discounted liabilities	140	324	174
Stock-based compensation	3,881	4,153	3,819
Tax effect from the share based compensation	(23)	(300)	(440)
Increase in deferred income taxes	27	2,619	2,523
Operating loss from equity method investment	629	983	986
Loss (gain) from dilution of equity method investment	7	(954)	—
Changes in assets and liabilities associated with operations:
Decrease (increase) in net receivables	13,034	(13,471)	2,351
Decrease (increase) in inventories	29,154	(25,801)	(51,879)
Decrease (increase) in income tax receivable/payable, net	4,872	4,424	(10,961)
Decrease (increase) in prepaid expenses and other assets	2,082	(4,743)	(19,733)
(Decrease) increase in accounts payable	(5,068)	(19,951)	8,252
Increase (decrease) in deferred revenue	7,990	(2,890)	(16,639)
(Decrease) increase in other payables, accrued program costs and expenses	(6,223)	(4,697)	21,958

Net cash provided by (used in) operating activities	78,568	(34,095)	(6,214)

Cash flows from investing activities:
Capital expenditures	(6,899)	(7,180)	(15,260)
Investment	(125)	(500)	(3,687)
Acquisitions of intangible assets	(36,667)	—	—

Net cash used in investing activities	(43,691)	(7,680)	(18,947)

Cash flows from financing activities:
Net (payments) borrowings under line of credit agreement	(30,520)	47,850	51,550
Payments on long-term debt	—	—	(46,000)
Payment on other long-term liabilities	(1,543)	(1,756)	(1,831)
Tax effect from the share based compensation	23	300	440
Decrease in other notes payable	—	—	(6,154)
Repurchases of common stock	—	(1,531)	(1,934)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	317	1,666	1,610
Non-controlling interest contribution	—	299	—
Payment of cash dividends	(1,141)	(5,672)	(4,804)

Net cash (used in) provided by financing activities	(32,864)	41,156	(7,123)

Net increase (decrease) in cash and cash equivalents	2,013	(619)	(32,284)
Effect of exchange rate changes on cash	(1,374)	(1,176)	488
Cash and cash equivalents at beginning of year	4,885	6,680	38,476

Cash and cash equivalents at end of year	$5,524	$4,885	$6,680

Supplemental cash flow information:
Cash paid (received) during the year for:
Interest	$2,750	$2,298	$1,777

Income taxes	$(3,697)	$(8,206)	$25,271